CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

 EXCLUDING INTEREST ON DEPOSITS:                                                             SIX MONTHS
                                                                                               ENDED
                                                                                              JUNE 30
                                     1994      1993       1992       1991    1990          1995     1994
                                    ------   -------    -------    -------  -------      -------   -----

FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
  INTEREST ON DEPOSITS)            5,906     6,324      5,826      5,973    9,414        2,083     4,052
  INTEREST FACTOR IN RENT EXPENSE    143       147        161        171      173           71        72
                                 -------   -------     -------    -------  -------      -------   ------
    TOTAL FIXED CHARGES            6,049     6,471      5,988      6,144    9,587        2,154     4,124

INCOME:
  NET INCOME(LOSS)                 3,422(A)  1,919(B)     722      (914)(C)   318(D)     1,682     1,486(A)
  INCOME TAXES                     1,189       941        696       677       508        1,075       635
  FIXED CHARGES                    6,049     6,471      5,988     6,144     9,587        2,154     4,124
                                  -------   -------    -------   -------   --------      -------  -------
    TOTAL INCOME                  10,660     9,331      7,406     5,907    10,413        4,911     6,245
                                  =======   =======    =======   =======   =======      =======  =======

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS    1.76      1.44       1.24     0.96(E)    1.09         2.28      1.51
                                  =======   =======     =======   =======   =======      =======  =======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                14,902    16,121      16,327    17,089   23,798        6,517    9,111
  INTEREST FACTOR IN RENT EXPENSE    143       147         162       171      173           71       72
                                  -------   -------     -------   -------  -------      -------  -------
    TOTAL FIXED CHARGES           15,045    16,268      16,489    17,260   23,971        6,588    9,183

INCOME:
  NET INCOME(LOSS)                 3,422(A)  1,919(B)      722     (914)(C)   318(D)     1,682    1,486(A)
  INCOME TAXES                     1,189       941         696      677       508        1,075      635
  FIXED CHARGES                   15,045    16,268      16,489   17,260    23,971        6,588    9,183
                                 -------   -------     -------   -------   -------      -------  -------
    TOTAL INCOME                  19,656    19,128      17,907    17,023   24,797        9,345    11,304
                                 =======   =======     =======   =======  =======       =======  =======
RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS    1.31      1.18        1.09     0.99(E)   1.03         1.42     1.23
                                 =======   =======     =======    =======  =======        =======  ======

(A) NET INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND THE FULL YEAR 1994
EXCLUDES THE  CUMULATIVE  EFFECT OF ADOPTING  STATEMENT OF FINANCIAL  ACCOUNTING
STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56)
MILLION.
(B) NET INCOME FOR THE YEAR  ENDED  DECEMBER  31,  1993  EXCLUDES  THE
CUMULATIVE  EFFECT  OF  ADOPTING  STATEMENT  OF  FINANCIAL  STANDARDS  NO.  109,
"ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(C) NET LOSS FOR THE YEAR ENDED DECEMBER  31, 1991 EXCLUDES THE CUMULATIVE
EFFECT OF  ACCOUNTING  CHANGE FOR VENTURE CAPITAL  INVESTMENTS OF $457 MILLION.
(D) NET INCOME FOR THE YEAR ENDED DECEMBER  31, 1990  EXCLUDES  THE  CUMULATIVE
EFFECT OF  ACCOUNTING  CHANGE FOR CERTAIN DERIVATIVE  PRODUCTS OF $140  MILLION.
(F) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED
CHARGES BY THE AMOUNT OF $237 MILLION.